UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 28, 2007

MISTRAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-1329944 (Commission File Number)	20-2745790 (IRS Employer Identification Number)

Kent Carasquero, Chief Financial Officer
711 Carson Street South, Carson City NV
(Address of principal executive offices)

(775) 881-3478
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)     Effective March 28, 2007, the board members of Mistral Ventures, Inc. (the “Company”) appointed Kent Carasquero as the Chief Financial Officer, and Principal Accounting Officer.

Mr. Carasquero holds an Advanced BA in Economics from the University of Manitoba. Since 2002, Mr. Carasquero has been the president of Tyee Capital Consultants, Inc. a private company involved in assisting publicly and privately held corporations in all major industry groups with structuring, marketing, investor communications, equity and debt raising activities. Mr. Carasquero also serves as an officer and director of Ouvo Inc. an exploration stage mining company from January 2005 to present and has served as an officer and director of Intrepid Global 3D Imaging, from April 2004 to September 2004.

The Company has not entered into any related party transactions with Mr. Carasquero or any employment agreement in connection with Mr. Carasquero’s appointments.

(d)     Effective March 28, 2007, the board of directors appointed Kent Carasquero as a member of the board of directors to serve until the Company’s next annual shareholders meeting.

The appointment of Mr. Carasquero to the Company’s board of directors was not based on any prior understanding or arrangement but did include a common stock incentive of 50,000 shares issued to Mr. Carasquero in connection with his appointment. Otherwise, the Company has not entered into any related transactions with Mr. Carasquero.

The Company has not at this time determined whether Mr. Carasquero will serve on any standing committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mistral Ventures Inc.

Signature                                             Date

By: /s/ Kent Carasquero                        April 9, 2007

Name: Kent Carasquero

Title: Chief Financial Officer